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                                          Filed under Rule 424(b) (3)
                                          Registration  No. 333-00191

Pricing Supplement No.  4    Dated October 30, 1996
(To Prospectus Dated January 25, 1996
as Supplemented by a Prospectus Supplement
Dated  January 26, 1996)


PACIFIC TELECOM, INC.
Medium-Term Notes, Series C
Due Nine Months Or More From Date of Issue

Principal amount: $25,000,000  Interest Rate/Initial
Price to Public:                Interest Rate: 6.76%
X  100% of principal amount   Interest Payment Dates: March 1 and September 1
__
   varying prices related to  Regular Record Dates: February 14 and August 17
__
   prevailing market prices   Interest Reset Dates:
   at the time of resale      Index Maturity:
Date of Issue: 11-4-1996      Spread:
Maturity:  11-4-2003             Spread Multiplier:
                              Maximum Interest Rate:
   Certificated Notes         Minimum Interest Rate:
__
X  Book-Entry Notes           Specified Currency (if
__                              other than U.S. dollars):
   Fixed Rate Notes           Initial Redemption Date:
__
     Commercial Paper Rate    Initial Redemption Premium:
__                            Limitation Date:
     LIBOR                    Annual Redemption Premium Reduction:
__
   Treasury Rate
__
X  Notes cannot be redeemed prior to Maturity
__
   Notes may be redeemed prior to Maturity
__

Additions Terms: